Exhibit 99.1

Myers Industries Hosts Investor Day and Unveils its Horizon Two Strategy Outlook

Event outlines Company’s strategy to drive profitable growth and provides outlook through fiscal year 2026

March 18, 2024, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE), a leading manufacturer of a wide range of polymer and metal products and distributor for the tire, wheel, and under-vehicle service industry, will host its 2024 Investor Day event tomorrow morning at the Harvard Club of New York City. The event will be led by Mike McGaugh, Myers Industries’ President and Chief Executive Officer, and will feature presentations from other members of the executive leadership team. Materials supporting the event have been filed as of the time of this press release and are available on Myers' investor relations website.

Mike McGaugh commented, “During this event we will highlight the progress we’ve made in successfully executing Myers Three Horizon Strategy, the foundation we’ve built through Horizon One, and the strategic focus of our Company as we transition to Horizon Two. We will also be reviewing the long-term vision for our Company.”

McGaugh concluded, “Today, we recognize that several of our cyclical end markets are experiencing trough-like levels of demand. As these end markets return to historical demand levels, Myers is well positioned to recover with even stronger margin performance from the foundation established in Horizon One. Our focus in Horizon Two is to continue growing through acquisition and innovation, gaining scale as we move into adjacent markets and technologies with a focus on branded products, and delivering continued improvement in profitability and cash flow generation. We believe our strategy will enable us to deliver strong returns to shareholders through our disciplined approach to capital allocation, which includes the continuation of our dividend program, reinvestments in the business, opportunistic share repurchases, and strategic M&A activity.”

Event Webcast and Replay Details

The Company will host a live webcast of its Investor Day event for investors and analysts on Tuesday, March 19, 2024. The event will begin at 8:30 AM (ET) and is expected to conclude before 12:00 PM (ET). Interested parties may access the webcast using the following online participation registration link: https://app.webinar.net/QpgVLDqlkZd. A complete recording of the Company’s Investor Day presentations will be posted to the Company’s investor relations website following the conclusion of the event. To access the event replay, please visit the Events & Presentations section of the Company’s investor relations website at www.myersindustries.com.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in presentation materials referenced in this release. Adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the presentation materials referenced in this news release.

In addition, certain financial information in the presentation materials referenced in this release regarding the business of Signature Systems, which was acquired by the Company on February 8, 2024, including the historical and pro forma financial information, are subject to and may change based on the audited financial statements of Signature Systems and unaudited pro forma financial information to be provided by the Company pursuant to Item 9.01 of Current Report on Form 8-K.

About Myers Industries

Myers Industries, Inc. is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release and the presentation materials referenced in this release contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impacts from the novel coronavirus (“COVID-19”) pandemic; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.